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                                                                  Exhibit 4.23-C

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 17, 2002 by and among CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company ("CRIT-NC" and, together with Cornerstone, the "Companies" and each a "Company"), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) (the "Lender") and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as administrative agent for the Lender (in such capacity, the "Administrative Agent").

                              STATEMENT OF PURPOSE

     WHEREAS, the Companies, the Lender and the Administrative Agent are parties to a Credit Agreement dated as of December 12, 2000 and a First Amendment to and Waiver of Credit Agreement dated as of April 18, 2001 (as so amended, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to amend the Credit Agreement as more specifically provided herein; and

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender and the Administrative Agent are willing to continue to make available to the Companies the credit facilities provided for in the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.

     2. Amendments to the Credit Agreement.

          a. The definition of the term "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

     "'Maturity Date' means March 31, 2003."

          b. The definition of the term "Aggregate Commitment" contained in
Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

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         "'Aggregate Commitment' means the aggregate amount of the Lenders
         Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. From and after October 17, 2002, the Aggregate Commitment shall mean $55,000,000."

          c. The definition of the term "Permanent Commitment" contained in
Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

         "'Permanent Commitment' means $55,000,000."

          d. The definition of the term "Total Implied Capitalization Value" contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

          "'Total Implied Capitalization Value' means, with respect to the Borrowers and their Subsidiaries for any fiscal quarter, an amount equal to (a) the EBITDA of the Borrowers and their Subsidiaries for such period (calculated on an Annualized basis) less the Unit Capital Expense Charge for such fiscal quarter divided by (b) nine and one-half percent (9.50%) plus the sum of (c) $126,000,000 and (d) as of the last day of the fiscal quarter, cash proceeds held by Borrowers and their Subsidiaries resulting from the sale of any Properties; provided that for the purposes hereof, EBITDA shall be calculated on a pro forma basis (based upon Cornerstone's best good faith estimate as to the applicable fiscal quarter and in form and substance satisfactory to the Administrative Agent) to include, as of the first day of such period, all Properties acquired during such period and to exclude, as of the first day of such period, all Properties sold during such period. However, for the purposes hereof EBITDA shall be calculated to exclude all Properties described on
Schedule 1.1(b)."

          e. Section 9.1 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "SECTION 9.1 Leverage Ratio. As of any fiscal quarter end, permit the ratio of (a) Total Funded Debt as of such date to (b) Total Implied Capitalization Value for such fiscal quarter to exceed 0.70 to 1.0."

          f. Section 9.4 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "SECTION 9.4 Ratios of Total Secured Debt to Total Implied Capitalization Value. As of any fiscal quarter end, permit the ratio of (a) Total Secured Debt as of such date to (b) Total Implied Capitalization Value for such fiscal quarter to exceed 0.65 to 1.0; provided that any secured debt by the Borrower and Guarantors is recourse only to the specific assets provided as collateral."

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          g. Section 9.5 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "SECTION 9.5 Ratio of Adjusted Unencumbered Asset Value to Total Unsecured Debt. As of any fiscal quarter end, permit the ratio of (a) the Adjusted Unencumbered Asset Value for such fiscal quarter to (b) Total Unsecured Debt as of such date to be less than 2.75 to 1.0."

          h. Section 9.6 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "SECTION 9.6 Adjusted Unencumbered Asset Cash Flow Ratio. As of any fiscal quarter end, or as of the date of any Loan made hereunder, permit the ratio of (a) the Adjusted Unencumbered Asset Cash Flow as of such fiscal quarter end to (b) Proforma Debt Service for such period to be less than 3.00 to 1.0."

          i. Section 9.9 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "SECTION 9.9 Ratio of Dividends to Funds from Operations. As of any fiscal quarter end, permit the ratio of (a) Dividends paid during the period of four (4) consecutive fiscal quarters as of such fiscal quarter end to (b) Funds from Operations for such period of four (4) consecutive fiscal quarters to exceed 1.10 to 1.0."

          j. Schedule 1.1(b) attached as Annex I is hereby added to the Credit Agreement.

          3. This Amendment shall become effective as of the date hereof, provided that the Administrative Agent shall have received by such date the following items:

               a. A copy of this Amendment executed by the Companies, the Lender and the Administrative Agent (whether such parties shall have signed the same or different copies);

               b. An amended and restated Note of even date herewith in form and substance satisfactory to the Administrative Agent, made by the Companies payable to the order of the Lender;

               c. Certificates of even date herewith signed by an authorized officer of each of the Companies and attested to by an authorized officer of each of the Companies certifying that (i) the organizational documents and resolutions of such Company previously delivered to the Administrative Agent remain in full force and effect except as provided therein, (ii) such Company remains in good standing, (iii) all representations and warranties of such Company previously made to the Administrative Agent and the Lender remain true, complete and accurate, and (iv) no Event of Default or Default has occurred and is continuing (other than such Events of Default as may have been waived hereby);

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               d. Resolutions of each of the Companies authorizing the execution of this Amendment and the Note referred to in subsection b. above; and

               e. An opinion of counsel to the Companies acceptable to the Lender (the "Opinion"). Notwithstanding the foregoing, the Companies may deliver the Opinion to Administrative Agent as a post-closing item no later than the date which is fifteen (15) days after the date of this Amendment (the "Opinion Deadline"). The failure by the Companies to deliver the Opinion to Administrative Agent on or before the Opinion Deadline shall be an Event of Default.

          4. This Amendment is limited and, except as set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, or any other document or instrument entered into in connection therewith.

          5. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Companies and the Administrative Agent.

          6. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

          7. From and after the date hereof, all references in the Credit Agreement, and any other document or instrument entered into in connection therewith, to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

          8. EACH OF THE LENDER, THE ADMINISTRATIVE AGENT AND EACH OF THE COMPANIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AMENDMENT.

            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the day and year first above written.

                            CORNERSTONE REALTY INCOME TRUST,
                            INC., a Virginia corporation


                            By:  /s/ Stanley J. Olander, Jr.
                                ------------------------------------------------
                            Name:      Stanley J. Olander, Jr.
                                 -----------------------------------------------
                            Title:  Executive Vice President and Chief Financial
                                     Officer
                                  ----------------------------------------------



                            CRIT-NC, LLC,
                            a Virginia limited liability company

                            By:      CORNERSTONE REALTY INCOME
                                     TRUST, INC., a Virginia  corporation,
                                     its sole Member/Manager


                            By:  /s/ Stanley J. Olander, Jr.
                                 -----------------------------------------------
                            Name:     Stanley J. Olander, Jr.
                                 -----------------------------------------------
                            Title:  Executive Vice President and Chief Financial
                                     Officer
                                  ----------------------------------------------

                            WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and as sole Lender


                            By:  /s/ Daniel J. Sullivan
                                 -----------------------------------------------
                            Name:    Daniel J. Sullivan
                                   ---------------------------------------------
                            Title:    Managing Director
                                    --------------------------------------------



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                                                                         ANNEX I

                                 SCHEDULE 1.1(b)
                                       TO
                                CREDIT AGREEMENT
                          DATED AS OF DECEMBER 12, 2000
        BY AND AMONG CORNERSTONE REALTY INCOME TRUST, INC., CRIT-NC, LLC,
              WACHOVIA BANK, NATIONAL ASSOCIATION AS ADMINISTRATIVE
                       AGENT AND THE LENDERS PARTY THERETO

            PROPERTIES WHOSE EBITDA IS NOT INCLUDED IN CALCULATION OF
                      "TOTAL IMPLIED CAPITALIZATION VALUE"

1.   Autumn Park, Greensboro, NC

2.   Legacy Park, Charlotte, NC

3.   St. Andrews, Wilmington, NC

4.   Timber Crest, Charlotte, NC

5.   Trinity Commons, Raleigh, NC